EXHIBIT 10.42

(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

CPI CORP.
NONSTATUTORY STOCK OPTION AGREEMENT

THIS NONSTATUTORY STOCK OPTION AGREEMENT (the “Agreement”) is made effective as of February 13, 2012 (the “Grant Date”), between CPI Corp., a Delaware corporation (the “Company”), and James J. Abel (the “Employee”), pursuant to the CPI Corp. Omnibus Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan.
In consideration of the premises, mutual covenants and agreements herein, the Company and the Employee agree as follows:
1.Grant of Option. The Company hereby grants to Employee an option (the “Option”) to purchase all or any part of an aggregate of fifty thousand (50,000) Shares on the terms and conditions set forth herein. The Option shall not constitute an “incentive stock option” within the meaning of Section 422 of the Code.

2.Option Price. The purchase (exercise) price for each Share issuable upon exercise of the Option shall be $1.11, being 100% of the Fair Market Value per Share on February 13, 2012.

3.Vesting.

(a)    Subject to Section 5 hereof, the Option shall vest and become exercisable upon the occurrence of the conditions set forth below:
Cumulative Vested Percentage        Vesting Date
25%                    February 13, 2013
50%                    February 13, 2014
75%                    February 13, 2015
100%                    February 13, 2016
(b)    Notwithstanding the vesting schedule set forth in Section 3(a), this Option shall become immediately vested and exercisable as to any Shares that have not otherwise vested as of a Change of Control of the Company (as defined below). In addition, in the event of Employee's Termination of Service for any reason other than a termination by the Company for Cause following the Company's appointment of a Permanent CEO (as such term is defined in Employee's employment letter agreement with the Company dated February 8, 2012 (the “Employment Agreement”), this Option shall become vested in full immediately prior to such Termination of Service, provided Employee executes (without revoking) and returns to the Company the waiver and release in the form attached to the Employment Agreement as Appendix C (the “Release Agreement”) within thirty (30) calendar days after the effective date of such Termination of Service.

(c)    For purposes of this Option, the following terms shall have the following meanings:
“Cause” shall mean (i) conduct or activity of the Employee materially detrimental to the Company's or any Subsidiary's reputation or business (including financial) operations; (ii) gross or habitual neglect or breach of duty or misconduct of the Employee in discharging the duties of his or her position; (iii) repeated unfitness or unavailability for service, disregard of the Company's rules or policies after reasonable notice and opportunity to cure, or engaging in conduct not becoming of a senior manager of the Company; or (iv) prolonged absence by the Employee from his or her duties (other than on account of illness or disability) without the consent of the Company.
“Change of Control” shall mean a change in control of a nature that would be required to be reported in response to Item 5.01 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or would have been required to be so reported but for the fact that such event had been “previously reported” as that term is defined in Rule 12b-2 of Regulation 12B of the Exchange Act unless the transactions that give rise to the Change in Control are approved or ratified by a majority of the members of the Incumbent Board who are not participants in the Plan; provided that, without limitation, notwithstanding anything herein to the contrary, a Change in Control shall be deemed to have occurred if (i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 40% of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors (“Voting Securities”), (ii) individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority thereof, or (iii) the stockholders of the Company approve a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company. For purposes of this Agreement, the term “Person” shall mean and include any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Exchange Act, other than the Company or any employee benefit plan(s) sponsored or maintained by the Company. For these purposes, “Incumbent Board” shall mean the individuals who constitute the Board on the Grant Date; provided that any person becoming a director subsequent to the Grant Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall, for purposes of this Plan, be deemed a member of the Incumbent Board.

4.Term. Subject to earlier termination as provided in Section 5 hereof, the Option shall terminate, and be of no force or effect after 5:00 p.m. (Eastern Time), on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”).

5.Effect of Termination of Service. Subject to the acceleration provisions of Section 3(b), in the event of Employee's Termination of Service, then (i) all further vesting of Employee's rights with respect to the Option under Section 3 hereof shall immediately cease, (ii) any then unvested portion of the Option shall be immediately cancelled and forfeited by the Employee for no consideration and (iii) any then vested portion of this Option shall terminate and lapse following such Termination of Service as follows:

(i) immediately upon Employee's Termination of Service for Cause;

(ii) 90 days after any voluntary Termination of Service by the Employee; or

(iii) one year after the Employee's Termination of Service on account of death or Disability, or an involuntary Termination of Service by the Company without Cause;

provided however that in no event shall this Option remain exercisable beyond the Expiration Date.
6.Nontransferability. The Option shall not be transferable other than by will or the laws of descent and distribution, and any permitted transferee shall take the Option subject to all of the terms hereof. During the lifetime of the Employee, the Option may be exercised only by the Employee or, in the case of the Employee's Disability, the Employee's duly authorized representative. Following the death of the Employee, the Option may be exercised only by the Employee's executor, administrator or permitted transferee as provided above. Without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process, and any attempt to do so shall be void.

7.Method of Exercise.

(a)Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised, in whole or in part, to the extent then exercisable, at any time prior to its expiration as provided in Section 4 or Section 5 hereof. Any such exercise shall be effected by a written notice delivered to the Secretary of the Company at its principal executive office, in such form as the Company may prescribe, and shall be signed by the person or persons so exercising this Option. In the event this Option shall be exercised pursuant to Section 6 hereof by any person other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. Any notice of exercise delivered under this Section 7 shall state the number of Shares in respect of which the Option is being exercised, and shall be accompanied by full payment for the Shares with respect to which the Option is exercised (in the form permitted in Section 7(b) hereof). If the Option is exercised by any person or persons other than the Employee under Section 6 hereof, then the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

(b)The exercise price of the Option (or portion thereof being exercised) may be paid (i) in United States dollars in cash or by check; (ii) through delivery of Shares owned by Employee having a Fair Market Value equal as of the date of the exercise to the exercise price of the Option; or (iii) by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal, as of the date of exercise, to the exercise price of the Option (a “net-exercise”); or (iv) by any combination of (i), (ii), or (iii) above.

(c)Exercise of this Option or any portion hereof is conditioned on the Employee providing the Company with payment of the amount of any federal, state or local taxes required by law to be withheld by the Company as the result of such exercise. If the Employee does not make such payment when requested, the Company may refuse to issue any Shares under this Option until arrangements satisfactory to the Company for such payment have been made. Payment of withholding taxes shall be made by the Employee in cash or by check, or the Employee may elect to have the Company withhold from the Shares otherwise issuable to the Employee in connection with such exercise that number of Shares (based on Fair Market Value) that would be necessary to satisfy the requirements for withholding any amounts of taxes due upon such exercise, or by a combination of the foregoing. For the purpose of calculating the Fair Market Value of Shares to be withheld to pay withholding taxes, the relevant date shall be the date of exercise.

8.No Rights of a Shareholder. The Employee shall not have any of the rights of a shareholder of the Company with respect to the Shares that may be issued upon the exercise of the Option until such time as the Shares are issued to the Employee following an exercise. No adjustment shall be made for dividends or other distributions made by the Company to its shareholders or other rights for which the record date is prior to the date on which the Employee is admitted as a shareholder with respect to Shares that may be issued upon the exercise of the Option. Notwithstanding the preceding sentence, in the event of an extraordinary cash dividend or distribution, the Committee shall make appropriate and equitable adjustments to the number of Shares subject to this Option and/or to the exercise price hereof as the Committee determines in its sole and reasonable discretion are necessary to prevent dilution of Employee's rights hereunder. The Committee's determination with respect to any such adjustments under this Section 8 shall be conclusive and binding on the Employee.

9.Securities Law Considerations. If at any time during the term of the Option, the Company shall be advised by its counsel that Shares issuable upon exercise of the Option are required to be registered under the Federal Securities Act of 1933, as amended (the “1933 Act”), or under applicable state securities laws, or that delivery of such Shares must be accompanied or preceded by a prospectus meeting the requirements of the 1933 Act or of any applicable state securities laws, issuance of Shares by the Company may be deferred until such registration is effected or a prospectus available or an appropriate exemption from registration is secured. The Employee shall have no interest in the Shares covered by this Option unless and until such Shares are issued. The Employee agrees and acknowledges that the Option may not be exercised unless the foregoing conditions are satisfied.

10.Subject to the Plan. This Agreement shall be subject to and governed by all the terms and conditions of the Plan. A copy of the Plan has been delivered to the Employee and is hereby incorporated by reference. In the event of any discrepancy or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall control.

11.Code Section 409A. This Option is intended to be exempt from Section 409A of the Code, and the regulations and guidance promulgated thereunder (“Section 409A”). Notwithstanding the foregoing or any provision of this Option to the contrary, if any provision of this Option contravenes Section 409A or could cause the Employee to incur any tax, interest or penalties under Section 409A, the Board may, in its sole discretion and without the Employee's consent, modify such provision to comply with, or avoid being subject to, Section 409A, or to avoid the incurrence of taxes, interest and penalties under Section 409A.

12.No Assurance of Continued Employment by the Company. The granting of the Option is in consideration of the Employee's continuing as an employee of the Company. Notwithstanding the foregoing, nothing in this Agreement shall confer upon the Employee any right to continue as an employee of the Company, or affect the right of the Company to terminate the Employee's employment (subject to the terms of any separate employment contract) at any time in the sole discretion of the Company, with or without cause.

13.Interpretation. The interpretation and construction of any terms or conditions of the Plan, or of this Agreement or other matters related to the Plan by the Committee shall be final and conclusive.

14.Enforceability. This Agreement shall be binding upon the Employee and such Employee's estate, personal representative and beneficiaries.

15.Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Employee has hereunto set his or her hand, all as effective as of the day and year first above written.
CPI Corp.,
a Delaware corporation
By:
Title:
EMPLOYEE:
/s/James J. Abel
James J. Abel